Exhibit 24.2


BERRY, DUNN, MCNEIL & PARKER
CERTIFIED PUBLIC ACCOUNTANTS
MANAGEMENT CONSULTANTS
100 Middle St.
P.O. Box 1100
Portland, ME  04104-1100
(207) 775-2387 / FAX (207) 774-2375


We have issued our report dated January 27, 1995, accompanying the consolidated financial statements incorporated by reference in the Annual Report on Form 10K of First National Lincoln Corporation for the year ended December 31, 1994. We hereby consent to the incorporation by reference of said report in the Registration Statement of First National Lincoln Corporation on Form S-8 filed in June 1995.



s/Berry, Dunn, McNeil & Parker

Portland, Maine
May 22, 1995